________________________________________________________________________________
________________________________________________________________________________


                                  $218,000,000


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among



                         GALEY & LORD INDUSTRIES, INC.,
                                  as Borrower,

                               GALEY & LORD, INC.
                                       AND
                              CERTAIN SUBSIDIARIES
                        FROM TIME TO TIME PARTIES HERETO
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO

                                       and


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                    as Agent


                            Dated as of June 4, 1996

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINITIONS.........................................................1

      1.1  Defined Terms.......................................................1
      1.2  Other Definitional Provisions......................................25
      1.3  Accounting Terms...................................................25


SECTION 2. THE LOANS; AMOUNT AND TERMS........................................26
      2.1  Revolving Loans....................................................26
      2.2  Term Loan..........................................................28
      2.3  Swingline Loan Subfacility.........................................29
      2.4  Letter of Credit Subfacility.......................................31
      2.5  Fees...............................................................35
      2.6  Changes of Commitments.............................................36
      2.7  Prepayments........................................................37
      2.8  Minimum Principal Amount of Tranches...............................38
      2.9  Default Rate and Payment Dates.....................................38
      2.10 Conversion Options.................................................38
      2.11 Computation of Interest and Fees...................................39
      2.12 Pro Rata Treatment and Payments....................................39
      2.13 Non-Receipt of Funds by the Agent..................................40
      2.14 Inability to Determine Interest Rate...............................41
      2.15 Illegality.........................................................42
      2.16 Requirements of Law................................................42
      2.17 Indemnity..........................................................44
      2.18 Taxes..............................................................44
      2.19 Indemnification; Nature of Issuing Lender's Duties.................47
      2.20 Release of Collateral..............................................48

SECTION 3. REPRESENTATIONS AND WARRANTIES.....................................49
      3.1  Financial Condition................................................49
      3.2  No Change..........................................................49
      3.3  Corporate Existence; Compliance with Law...........................49
      3.4  Corporate Power; Authorization; Enforceable Obligations............50
      3.5  No Legal Bar; No Default...........................................50
      3.6  No Material Litigation.............................................51
      3.7  Investment Company Act.............................................51
      3.8  Federal Regulations................................................51
      3.9  ERISA..............................................................51
      3.10 Environmental Matters..............................................52
      3.11 Purpose of Loan....................................................53
      3.12 Subsidiaries.......................................................53

SECTION 4. CONDITIONS PRECEDENT...............................................53
      4.1  Conditions to Restatement Date.....................................53
      4.2  Conditions to All Extensions of Credit.............................55
      4.3  Conditions Subsequent to Restatement Date..........................56

SECTION 5. AFFIRMATIVE COVENANTS..............................................56

      5.1  Financial Statements...............................................57
      5.2  Certificates; Other Information....................................58
      5.3  Payment of Obligations.............................................58


                                      (i)

      5.4  Conduct of Business and Maintenance of Existence...................59
      5.5  Maintenance of Property; Insurance.................................59
      5.6  Inspection of Property; Books and Records;

           Discussions........................................................59
      5.7  Notices............................................................59
      5.8  Environmental Laws.................................................60
      5.9  Financial Covenants................................................61
      5.10 Additional Subsidiary Guarantors...................................63

SECTION 6. NEGATIVE COVENANTS.................................................63
      6.1  Indebtedness.......................................................63
      6.2  Liens..............................................................64
      6.3  Guaranty Obligations...............................................64
      6.4  Nature of Business.................................................64
      6.5  Consolidation, Merger, Sale or Purchase of Assets,
           etc................................................................64
      6.6  Advances, Investments and Loans....................................66
      6.7  Transactions with Affiliates.......................................66
      6.8  Ownership of Subsidiaries..........................................66
      6.9  Fiscal Year........................................................67

SECTION 7. EVENTS OF DEFAULT..................................................67

SECTION 8. THE AGENT..........................................................70
      8.1  Appointment........................................................70
      8.2  Delegation of Duties...............................................71
      8.3  Exculpatory Provisions.............................................71
      8.4  Reliance by Agent..................................................71
      8.5  Notice of Default..................................................72
      8.6  Non-Reliance on Agent and Other Lenders............................72
      8.7  Indemnification....................................................73
      8.8  Agent in Its Individual Capacity...................................73
      8.9  Successor Agent....................................................73

SECTION 9. MISCELLANEOUS......................................................74
      9.1  Amendments, Waivers and Release of Collateral......................74
      9.2  Notices............................................................75
      9.3  No Waiver; Cumulative Remedies.....................................76
      9.4  Survival of Representations and Warranties.........................76
      9.5  Payment of Expenses and Taxes......................................76
      9.6  Successors and Assigns; Participations; Purchasing
           Lenders............................................................77
      9.7  Adjustments; Set-off...............................................81
      9.8  Table of Contents and Section Headings.............................82
      9.9  Counterparts.......................................................82
      9.10 Severability.......................................................82
      9.11 Integration........................................................82
      9.12 Governing Law......................................................82
      9.13 Consent to Jurisdiction and Service of Process.....................82
      9.14 Confidentiality....................................................83
      9.15 Acknowledgements...................................................83
      9.16 Waivers of Jury Trial..............................................84
      9.17 Surrender of Existing Notes........................................84


                                      (ii)

SECTION 10. GUARANTY..........................................................84
      10.1  The Guaranty......................................................84
      10.2  Bankruptcy........................................................85
      10.3  Nature of Liability...............................................85
      10.4  Independent Obligation............................................86
      10.5  Authorization.....................................................86
      10.6  Reliance..........................................................86
      10.7  Waiver............................................................86
      10.8  Limitation on Enforcement.........................................87


                                      (iii)

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 4, 1996, among GALEY & LORD INDUSTRIES, INC., a Delaware corporation (the "Borrower"), GALEY & LORD, INC., a Delaware corporation (the "Company"), those Subsidiaries identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries as may from time to time become a party hereto (together with the Company, the "Guarantors"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent").

                               W I T N E S E T H:

     WHEREAS, the Borrower requested the Lenders to make loans and other financial accommodations to the Borrower or for its benefit in an amount up to $210,000,000 pursuant to the terms of that certain credit agreement dated as of April 28, 1995, as amended, among the Borrower, the Lenders and the Agent (the "Existing Agreement");

     WHEREAS, the Borrower has requested certain modifications to various provisions contained therein; and

     WHEREAS, the Lenders have agreed to the requested changes on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Agreement is amended and restated, effective as of the Restatement Date to read in full as follows:

     SECTION 1. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

          "Additional Credit Party": each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

          "Affiliate": as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either

     (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent": as defined in the first paragraph of this Agreement and any successors in such capacity.

          "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

          "Alternate Base Rate": for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

          "Alternate Base Rate Loans": Loans that bear interest at an interest rate based on the Alternate Base Rate.

          "Applicable Percentage": for any day, the rate per annum set forth below opposite the applicable Level Period then in effect, it being understood that the Applicable Percentage for (i) Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin", (ii) LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin and Letter of Credit Fee", (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee" and (iv) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin and Letter of Credit Fee":



                                                  LIBOR
                                                   Rate
                                                  Margin
                                                   and
                                Alternate       Letter of
             Level              Base Rate         Credit        Commitment
            Period               Margin            Fee             Fee
    ----------------------------------------------------------------------
     Level I Period               0%               .50%            .20%
     Level II Period              0%               .75%            .25%
     Level III Period             0%              1.00%            .25%
     Level IV Period              0%              1.25%            .25%
     Level V Period               0%              1.50%           .375%

     The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date 5 Business Days after the date by which the Borrower is required to provide quarterly financial information in accordance with the provisions of Section 5.1(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The initial Applicable Percentages shall be based on Level IV Period until the first Interest Determination Date occurring after the Restatement Date.

          "Bankruptcy Code": the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Borrower": as defined in the first paragraph of this Agreement.

          "Borrowing Date": in respect of any Loan, the date such Loan is made.

          "Business": as defined in subsection 3.10.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

          "Capital Expenditures": all expenditures which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations.

          "Capital Lease": any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Capital Lease Obligations": the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

          "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition,
     (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

          "Closing Date": the date of the Existing Agreement.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment": the Revolving Commitment, the LOC Commitment, the Swingline Commitment and the Term Loan Commitment, individually or collectively, as appropriate.

          "Commitment Fee: such term as defined in Section 2.5(a).

          "Commitment Percentage": the Revolving Commitment Percentage, the LOC Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

          "Commitment Period": the period from and including the Closing Date to but not including the Termination Date.

          "Commitment Transfer Supplement": a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Company": as defined in the first paragraph of this Agreement.

          "Consolidated Current Assets": as of the date of determination, the total amount of current assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Current Liabilities": as of the date of determination, the total amount of current liabilities (excluding current maturities of long term debt) of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Debt Service": for any period, the sum of Consolidated Interest Expense plus current maturities of Funded Debt and current maturities under Capital Leases as of the date of determination, for the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the eight (8) consecutive quarters ending as of the date of determination, except that determination of current maturities of Funded Debt and current maturities under Capital Leases shall be for the eight (8) consecutive quarters beginning as of the date of determination.

          "Consolidated EBIT": for any period, Consolidated Net Income plus the sum of (i) Consolidated Interest Expense, and (ii) all provisions for any Federal, state or other income taxes, in each case for the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of determination.

          "Consolidated EBITDA": for any period, the sum of Consolidated EBIT plus depreciation, amortization and other non-cash charges, including without limitation any accrual necessary for purposes of conforming with Financial Accounting Standards Board Statement Number 106 (as defined by
     GAAP) to the extent that the accrued portion thereof constitutes a non-cash charge, for the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of determination.

          "Consolidated Fixed Charges": for any period, the sum of Consolidated

     Interest Expense plus rent expense for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

          "Consolidated Funded Debt": Funded Debt of the Company and its Subsidiaries on a consolidated basis.

          "Consolidated Interest Expense": for any period, (i) all interest expense, including amortization of debt discount and premium and the interest component under Capital Leases, and (ii) all imputed interest, whether in the form of "yield", "discount" or other similar item, that accrues in respect of Qualified Securitization Transactions permitted hereunder, in each case of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

          "Consolidated Net Income": for any period, the net income of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis (excluding for the purposes hereof a one-time non-recurring charge of up to $15,000,000.00 in the fourth quarter of fiscal year 1995 in connection with the closing of the apparel prints business and operating losses from the apparel prints business for the four fiscal quarters of fiscal year 1995). For purposes of determining the Debt Service Coverage Ratio, the Fixed Charge Coverage

     Ratio, the Interest Coverage Ratio and the ratio of Consolidated Funded Debt to Consolidated EBITDA referenced in the definition of "Level Periods", there shall be excluded, (i) any extraordinary gains or losses (including without limitation the non-recurring charge referenced above), any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses and (ii) operating losses associated with the apparel prints business. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

          "Consolidated Net Income Available for Debt Service": for the applicable period ending as of the date of determination, the sum of Consolidated EBITDA minus cash taxes paid minus Capital Expenditures made or incurred plus $5,000,000 minus Dividends, in each case for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the eight (8) consecutive quarters ending as of the date of computation.

          "Consolidated Net Income Available for Fixed Charges": for the applicable period ending as of the date of determination, the sum of

     Consolidated EBIT plus rent expense for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

          "Consolidated Net Worth": total stockholders' equity for the Company and its Subsidiaries on a consolidated basis as determined at a particular date in accordance with GAAP applied on a consistent basis.

          "Consolidated Tangible Net Worth": total stockholders' equity minus goodwill, patents, trade names, trade marks, copyrights, franchises, organizational expense, deferred expenses and other assets in each case as are shown as "intangible assets" on a balance sheet of the Company and its Subsidiaries on a consolidated basis as determined at a particular date in accordance with GAAP applied on a consistent basis.

          "Consolidated Total Capitalization": the sum of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth.

          "Consolidated Working Capital": Consolidated Current Assets minus Consolidated Current Liabilities.

          "Continuing Director": as defined in Section 7(h).

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents": this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents, the Security Agreement, financing statements relating hereto or thereto and the Wachovia JEDA Reimbursement Agreement.

          "Credit Party": any of the Borrower and the Guarantors.

          "Debt Service Coverage Ratio": the ratio of Consolidated Net Income Available for Debt Service to Consolidated Debt Service.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

          "Defaulting Lender": at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Dimmit Industries": Dimmit Industries, S.A. de C.V., a Mexican corporation.

          "Dividends": any payment by the Company or any of its Subsidiaries of a payment, distribution or dividend (other than a dividend or distribution payable solely in stock of the Person making such payment, distribution or dividend) on, or any payment on account of the purchase, redemption or retirement of, or any other distribution, any shares of any class of stock or other ownership interest in the Company or any of its Subsidiaries (including any such payment or distribution in cash or in property or obligations of the Company or any of its Subsidiaries).

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Credit Party": any Credit Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

          "Domestic Lending Office": initially, the office of each Lender designated as such Lender's Domestic Lending

     Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

          "Domestic Subsidiary": any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

          "Eligible Transferee": shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended).

          "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Reserve Percentage": for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

          "Event of Default": any of the events specified in Section 7; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Letters of Credit": those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.4(a).

          "Extension of Credit": as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Effective Rate": as defined in the definition of "Alternate Base Rate".

          "First Union": First Union National Bank of North Carolina, a national banking association.

          "Fixed Charge Coverage Ratio": the ratio of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges.

          "Foreign Subsidiary": any Subsidiary that is not a Domestic
     Subsidiary.

          "Funded Debt": for any Person, (i) all Indebtedness of the types described in subsections (a), (b), (c), (l) and (m) of the definition of "Indebtedness" and (ii) all Guarantee Obligations of Indebtedness of the types described in subsections (a), (b), (c), (l) and (m) of the definition of "Indebtedness".

          "GAAP": generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

          "Government Acts": as defined in Section 2.19.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"),

     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obliga-tion or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Guarantor": any of the Company, the Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

          "Guaranty": the guaranty of the Guarantors set forth in Section 10.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),

     (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (h) all Guarantee Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed), (k) all preferred stock which by its terms requires redemption, mandatory sinking fund payments or the like, by a fixed date prior to the Termination Date, (l) the aggregate net amount of indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable pursuant to any securitization transaction (or similar transaction) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP, and (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
     Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Interest Coverage Ratio": the ratio of Consolidated EBITDA to Consolidated Interest Expense, as determined at the end of each fiscal quarter.

          "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Swingline Loan, such day as may be mutually agreed upon by the Borrower and the Swingline Lender, but not less frequently than once a quarter, (c) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (d) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period": with respect to any LIBOR Rate Loan,


               (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that the foregoing provisions are subject to the following:

               (A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

               (D) any Interest Period in respect of any Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date and further with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Term Loan consisting of Alternate Base Rate Loans together with the portion of the Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

               (E) no more than 8 LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

          "Investment Grade Rating": as defined in Section 2.20.

          "Issuing Lender": as to the Existing Letters of Credit, the Issuing Lenders identified on Schedule 2.4(a), and as to

          Letters of Credit issued after the Closing Date, First Union. "Issuing Lender Fees": as defined in Section 2.5(c)

          "JEDA Bonds": those $7,200,000 South Carolina Jobs-Economic Development Authority Tax-Exempt Adjustable Mode Economic Development Revenue Bonds (Galey & Lord Industries, Inc. Project) Series 1994.

          "JEDA Indenture": the Indenture of Trust dated as of May 1, 1994 between First-Citizens Bank & Trust Company, as Trustee, and South Carolina Jobs-Economic Development Authority pursuant to which the JEDA Bonds were issued, as amended, modified, supplemented and replaced from time to time.

          "Joinder Agreement": a Joinder Agreement substantially in the form of
     Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

          "Lender": as defined in the first paragraph of this Agreement.

          "Letters of Credit": the Existing Letters of Credit and any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

          "Letter of Credit Fee": as defined in Section 2.5(b).

          "Level I Period": at any time that both (i) the ratio of Consolidated Funded Debt to Consolidated EBITDA is less than 2.25:1.0, and (ii) the Interest Coverage Ratio is greater than 4.0:1.0.

          "Level II Period": at any time that both (i) the ratio of Consolidated Funded Debt to Consolidated EBITDA is less than (or equal to) 3.25:1.0, and
     (ii) the Interest Coverage Ratio is greater than 3.0:1.0, and a Level I Period does not exist.

          "Level III Period": at any time that both (i) the ratio of Consolidated Funded Debt to Consolidated EBITDA is less than (or equal to) 3.75:1.0, and (ii) the Interest Coverage Ratio is greater than 3.0:1.0, and neither a Level I Period nor Level II Period exists.

          "Level IV Period": at any time that both (i) the ratio of Consolidated Funded Debt to Consolidated EBITDA is less than (or equal to) 4.25:1.0, and
     (ii) the Interest Coverage Ratio is greater than 3.0:1.0, and neither a Level I Period, Level II Period nor Level III Period exists.

          "Level V Period": at any time that either (i) the ratio of Consolidated Funded Debt to Consolidated EBITDA is greater than 4.25:1.0, or (ii) the Interest Coverage Ratio is less than (or equal to) 3.0:1.0.

          "LIBOR": the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

          "LIBOR Lending Office": initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

          "LIBOR Rate": a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

          LIBOR Rate =                     LIBOR
                                           -----
                              1.00 - Eurodollar Reserve Percentage

          "LIBOR Rate Loan": Loans the rate of interest applicable to which is based on the LIBOR Rate.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "Loan": a Revolving Loan, a Swingline Loan and/or the Term Loan, as appropriate.

          "LOC Commitment": the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

          "LOC Commitment Percentage": for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

          "LOC Committed Amount": collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.4 and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

          "LOC Documents": with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

          "LOC Obligations": at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

          "Majority Lenders": Lenders holding in the aggregate not less than 66-2/3% of the sum of (i) all Obligations then outstanding at such time and
     (ii) the aggregate unused Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Majority Lenders Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

          "Mandatory Borrowing": such term as defined in Section 2.3(b)(ii) or
     Section 2.4(e).

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations, when such obligations are required to be performed, under this Agreement or any of the Notes or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's": Moody's Investors Service, Inc.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Note" or "Notes": the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

          "Notice of Borrowing": the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.3(b)(i), as appropriate.

          "Notice of Conversion": the written notice of extension or conversion as referenced and defined in Section 2.10.

          "Obligations": collectively, Loans and LOC Obligations.

          "Participant": as defined in subsection 9.6(b).

          "Participation Interest": the purchase by a Lender of a participation interest in Swingline Loans as provided in Section 2.3(b)(ii) or in Letters of Credit as provided in Section 2.4.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Investments": (i) cash and Cash Equivalents, (ii) receivables owing to the Company or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) investments in and to a

     Domestic Credit Party, (iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $500,000 at any time outstanding, (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (vi) investments, acquisitions or transactions permitted under
     Section 6.5(b), (vii) loan advances to and investments in Dimmit Industries in connection with the acquisition of Dimmit Industries and additional loan advances to and investments in Dimmit Industries not to exceed $3,000,000 in the aggregate at any time outstanding, and (viii) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (viii) shall not exceed an aggregate amount of $4,000,000. As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

          "Permitted Liens":

          (i) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Lenders (including those Liens securing the Wachovia JEDA Letter of Credit and the bonds which are supported by the Wachovia JEDA Letter of Credit);

          (ii) Liens in favor of a Lender hereunder as the provider of interest rate protection relating to the Loans hereunder, but only (A) to the extent such Liens secure obligations under such interest rate protection agreements permitted under Section 6.1, (B) to the extent such Liens are on the same collateral as to which the Lenders also have a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

          (iii) purchase money Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under Section 6.1(c);

          (iv) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);


          (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

          (ix) Liens on Receivables which are the subject of a Qualified Securitization Transaction permitted hereunder.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate": as defined in the definition of Alternate Base Rate.

          "Pro Forma Basis": with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-fiscal quarter period ending as of the end of the fiscal quarter most recently ended prior to the date of such transaction with respect to which the Agent has received the financial information required under

     Section 5.1. As used herein, "transaction" means any merger or consolidation or acquisition as referenced in Section 6.5(b).

          "Properties": as defined in subsection 3.10(a).

          "Purchasing Lenders": as defined in subsection 9.6(c).


          "Qualified Securitization Transaction": any transaction or series of transactions that has been or may be entered into by the Borrower or any of its Subsidiaries in connection with which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein (whether such Receivables are then existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets; provided that (A) in connection therewith, there shall be no recourse to the Borrower or any Subsidiary (other than the Securitization Subsidiary and other than a guaranty of servicing obligations typical in transactions of such kind) other than for repurchases of ineligible accounts receivable under the agreement relating to the Qualified Securitization Transaction or for indemnification of losses other than credit losses relating to the Qualified Securitization Transaction, (B) such Qualified Securitization Transaction shall not be supported by Guarantee Obligations of the Borrower or any of its Subsidiaries (other than the Securitization Subsidiary), (C) the Agent and the Majority Lenders shall be reasonably satisfied with the structure, terms and tenor thereof and documentation therefor, including the discount at which such accounts receivable are sold or the advance rate against which borrowings are advanced and the applicable termination events which shall, in any event, be consistent with those prevailing in the market for similar transactions, and (D) the accounts receivable purchase agreement or other similar agreements relating thereto shall not be amended or modified in a manner reasonably adverse to the Lenders and their interests hereunder except with the prior written consent of the Agent and the Majority Lenders.

          "Receivables": any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale or financing by the Borrower or any Subsidiary of the Borrower of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

          "Recovery Event" means the receipt by the Company, the Borrower or any of their respective Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.


          "Register": as defined in subsection 9.6(d).

          "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": as to (a) the Company, the President and Chief Executive Officer, any Executive Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or (b) the Borrower, any duly authorized officer thereof.

          "Restatement Date": the closing date of this Amended and Restated Credit Agreement.

          "Revolving Commitment": with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

          "Revolving Commitment Percentage": for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

          "Revolving Committed Amount": collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).

          "Revolving Loans": as defined in Section 2.1.

          "Revolving Note" or "Revolving Notes": the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "S&P": Standard & Poor's Ratings Group, a division of McGraw Hill,
     Inc.

          "Securitization Subsidiary": any wholly owned Subsidiary of the Borrower which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which
     (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower,
     (ii) has recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to representations or warranties made and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations or warranties made and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (b) to or with which neither the Borrower nor any other Subsidiary of the Borrower (i) provides any guaranty or other credit support or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Borrower or such Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (i) and (ii) of this clause (b), representations and warranties made and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) to which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Agent by filing with the Agent a certified copy of the resolutions of the Board of Directors of the Borrower giving effect to such designation.

          "Security Agreement": that Amended and Restated Security and Pledge Agreement dated as of the Restatement Date given by the Company, the Borrower and the other Credit Parties to the Agent, as amended and modified from time to time.

          "Single Employer Plan": any Plan which is not a Multi-Employer Plan.


          "Specified Sales": (i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, (ii) the sale, transfer, lease or other disposition of machinery, parts and equipment no longer useful in the conduct of the business of the Company in its reasonable discretion, the Borrower or any of their respective Subsidiaries, as appropriate, and (iii) the sale, transfer or other disposition of Permitted Investments.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Swingline Commitment": the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in
     Section 2.3(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

          "Swingline Committed Amount": the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.3(a).

          "Swingline Lender": First Union, in its capacity as such.

          "Swingline Loan" or "Swingline Loans": as defined in Section 2.3(a).

          "Swingline Note": the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to
     Section 2.3(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Taxes": as defined in subsection 2.18.

          "Term Loan": as defined in Section 2.2(a).

          "Term Loan Commitment": with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan as specified in Schedule 2.1(a) (and for purposes of making determinations of Majority Lenders hereunder after the Closing Date, the principal amount outstanding on the Term Loan).

          "Term Loan Commitment Percentage": for each Lender, its Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in accordance with the provisions of Section 9.6.

          "Term Loan Committed Amount": collectively, the aggregate amount of all of the Term Loan Commitments as referenced in Section 2.2(a) and, individually, the amount of each Lender's Term Loan Commitment as specified in Schedule 2.1(a).

          "Term Note" or "Term Notes": the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loan provided pursuant to

     Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Termination Date": the earlier of (a) April 28, 2000 or (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

          "Tranche": the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "Eurodollar Tranche".

          "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

          "2.18 Certificate": as defined in Section 2.18.

          "Type": as to any Loan, its nature as an Alternate Base Rate Loan, LIBOR Rate Loan or Swingline Loan, as the case may be.

          "Wachovia JEDA Letter of Credit": that irrevocable letter of credit no. LC 968-044594 dated May 17, 1994 issued by Wachovia Bank of North Carolina, National Association in favor of First Citizens Bank & Trust Company, as Trustee under those $7,200,000 South Carolina Jobs-Economic Development Authority Tax-Exempt Adjustable Mode Economic Development Revenue Bonds (Galey & Lord Industries, Inc. Project) Series 1994, for the account of the Borrower in the original maximum amount of $7,830,000, being an Existing Letter of Credit identified on Schedule 2.4(a), as such letter of credit may be modified, supplemented, extended and replaced from time to time.

          "Wachovia JEDA Reimbursement Agreement": the Reimbursement and Security Agreement dated as of May 1, 1994 between the Borrower and Wachovia Bank of North Carolina, N.A. pursuant to which the Wachovia JEDA Letter of Credit was issued, as amended, modified, supplemented and replaced from time to time.

     1.2 Other Definitional Provisions.

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other

     Credit Documents or any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and the Borrower delivered to the Lenders; provided that, if the Company or the Borrower notifies the Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company and the Borrower that the Majority Lenders wish to amend Section 5.9 for such purpose), then the Company's and the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company, the Borrower and the Majority Lenders.

     The Company and the Borrower shall deliver to the Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

     SECTION 2. THE LOANS; AMOUNT AND TERMS

     2.1 Revolving Loans.

          (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's Revolving Commitment Percentage of

     Swingline Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the aggregate Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus the aggregate amount of LOC Obligations shall not exceed the aggregate Revolving Committed Amount. For purposes hereof, the aggregate Revolving Committed Amount available hereunder shall be ONE HUNDRED SEVENTY MILLION DOLLARS ($170,000,000). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

          (b) Revolving Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and
          (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

               (ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Commitment, if less).

               (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in
          Schedule 9.2, or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

          (d) Interest. Subject to the provisions of Section 2.9, Revolving Loans shall bear interest as follows:

               (i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

               (ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

     Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

          (e) Revolving Notes. Each Lender's Revolving Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed amended, restated and substituted promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e).

     2.2 Term Loan.

          (a) Term Loan. The Lenders made a term loan (the "Term Loan") to the Borrower on the Closing Date in an aggregate principal amount of SIXTY MILLION DOLLARS ($60,000,000) for the purposes hereinafter set forth, and of which FORTY-EIGHT MILLION DOLLARS ($48,000,000) remains outstanding and unpaid on the Restatement Date. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

          (b) Repayment of Term Loan. The remaining principal amount of the Term Loan referred to in Section 2.2(a) shall be repaid in sixteen (16) consecutive quarterly installments on the last day of each March, June,

     September and December, beginning with the first such date to occur after the Restatement Date. Installments one (1) through fifteen (15), inclusive, shall each be in the amount of $3,000,000 and the sixteenth (16th) and final installment shall be in the amount of the remaining principal balance plus all accrued interest thereon.

          (c) Interest on the Term Loan. Subject to the provisions of Section 2.9, the Term Loan shall bear interest as follows:

               (i) Alternate Base Rate Loans. During such periods as the Term

          Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

               (ii) LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

     Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

          (d) Term Notes. Each Lender's Term Loan Commitment Percentage of the Term Loan outstanding as of the Restatement Date shall be evidenced by a duly executed amended, restated and substituted promissory note of the Borrower to such Lender in substantially the form of Schedule 2.2(d).

     2.3 Swingline Loan Subfacility.

          (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus the aggregate amount of LOC Obligations shall not exceed the aggregate Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Swingline Loan Borrowings.

               (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower upon request or on the basis of such other arrangements as may be agreed upon between the Swingline Lender and the Borrower. A notice of request for Swingline

          Loan borrowing may, but need not, be in the form of Schedule 2.1(b)(i). There shall be no minimum amount for Swingline Loan borrowings hereunder.

               (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the earlier of (A) the date of the next Revolving Loan borrowing, or (B) the Termination Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Revolving Loan borrowing, such Swingline Loans shall first be repaid from the proceeds of such Revolving Loan borrowing prior to disbursement to the Borrower. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the
  Borrower and the Agent, demand repayment of its

          Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Termination Date
          (ii) the occurrence of any Event of Default described in Section
  7(e), (iii) upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in Section 7(e) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
          Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or
          (VI) any reduction in the Revolving Committed Amount or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneous therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline



          Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (c) Interest on Swingline Loans. Subject to the provisions of Section 2.9, Swingline Loans shall bear interest at such rate or rates as may be agreed upon by Swingline Lender and the Borrower, or if the Swingline Lender and the Borrower are unable to reach an agreement, at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

          (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed amended, restated and substituted promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.3(d).

          2.4 Letter of Credit Subfacility.

          (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of Revolving Loans plus Swingline Loans plus the aggregate amount of LOC Obligations shall not at any time exceed the aggregate Revolving Committed Amount and (iii) Letters of Credit shall be issued solely for the purpose of supporting tax-advantaged variable rate demand note financing or workers' compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than fourteen (14) months from the date of issuance; provided, however, so long as no Default or

     Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, and other than the Wachovia JEDA Letter of Credit which by its terms is, and shall continue to be, automatically extended each month as to which no Notice of Non-Extension (as defined in the Wachovia JEDA Reimbursement Agreement) is given until the 5th day of the 13th month following receipt by the Borrower and the Trustee for the JEDA Bonds of a Notice of NonExtension from the Issuing Lender thereof (but not to a date later than the "Termination Date" as defined therein),the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than fourteen (14) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Termination Date except that prior to the Termination Date a Letter of Credit may be issued or extended with an expiry date extending beyond the Termination Date if, and to the extent that, unless the Issuing Lender and the Majority Lenders shall otherwise agree, the Borrower shall provide cash collateral to the Issuing Lender on the date of issuance or extension in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $250,000. There will be no more than 20 Letters of Credit outstanding at any time.

          (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Agent at least weekly, and more frequently upon request, a summary report of the nature and extent of LOC Obligations then outstanding.

          (c) Participations. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC

     Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Swingline Loan or Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus two percent (2%). Unless the Borrower shall immediately notify the Issuing Lender and the Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Swingline Loan, or if and to the extent Swingline Loans shall not be available, a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two
     (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, (i) a Swingline Loan borrowing to reimburse a drawing under a Letter of Credit, the Swingline Lender shall make the Swingline Loan advance pursuant to the terms of the request or deemed request in accordance with the provisions for Swingline Loan advances hereunder, or (ii) a Revolving Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7) and in the case of both clauses (i) and
     (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
     Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving

     Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or the Company), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     2.5 Fees.

          (a) Commitment Fee. In consideration of the Commitments, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the aggregate Revolving Committed Amount. For purposes of computing the Commitment hereunder, Swingline Loans shall not be considered usage under the aggregate Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

          (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing

     Lender a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (1/8%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Agent for the ratable benefit of the Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter.

          (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

     2.6 Changes of Commitments.

          (a) Voluntary Reductions. The Company shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time upon not less than three Business Days' prior notice to the Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of Revolving Loans shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and in the case of Swingline Loans and Letters of Credit shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus the outstanding principal amount of Swingline Loans plus the outstanding amount of LOC Obligations would exceed the amount of the aggregate Revolving Commitments then in effect.

          (b) Mandatory Reductions. The aggregate Revolving Committed Amount shall be immediately and permanently reduced upon consummation of any Qualified Securitization Transaction in an amount equal to 100% of the aggregate maximum net amount of Indebtedness relating to such Qualified Securitization Transaction.

     2.7 Prepayments.

          (a) Optional Prepayments. The Borrower, may, upon three Business Days' irrevocable notice from the Company, on behalf of such Borrower, to the Agent (which shall notify the Lenders thereof as soon as practicable), prepay Loans. If any Loan shall be prepaid on any day other than the last day of the Interest Period applicable thereto, the respective Borrower shall, on the date of such payment, also pay all interest accrued on such Loan to the date of such payment and all amounts payable pursuant to subsection 2.17 in connection therewith. Amounts prepaid on the Revolving Loan shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturity. Amounts prepaid on the Term Loan shall be applied to the principal amortization payments in inverse order of installment maturity, and first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturity. Amounts prepaid on the Swingline Loan and the Revolving Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loan may not be reborrowed.

          (b) Mandatory Prepayments. If at any time (i) the sum of the aggregate amount of outstanding Revolving Loans plus the aggregate amount of Swingline Loans plus the aggregate amount of LOC Obligations shall exceed the aggregate Revolving Committed Amount, (ii) the aggregate amount of LOC Obligations shall exceed the aggregate LOC Committed Amount, or (iii) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Loans or provide cash collateral in respect of the LOC Obligations in an amount sufficient to eliminate the difference. In the case of a mandatory prepayment required on account of subsection (ii) or (iii), the amount required to be prepaid hereunder shall serve to temporarily reduce the aggregate Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation described in subsection (ii) or (iii) shall no longer exist. Payments required to be made hereunder shall be applied first to Revolving Loans or Swingline Loans, as appropriate, and then to a cash collateral account in respect of the LOC Obligations, and with respect to the types of Loans, first to Alternate Base Rate Loans and Swingline Loans and then to LIBOR Rate Loans in direct order of their Interest Period maturities.

          (c) Apparel Prints Division. The Lenders have, pursuant to the First Amendment to Credit Agreement dated as of October 19, 1995, consented to the closure of the Borrower's apparel prints business and the liquidation, dissolution, sale, transfer and other disposition of the fixed assets and properties relating thereto as the Borrower may see fit in its discretion; provided that the Borrower agrees to promptly apply the net cash proceeds(after taking into account reasonable transaction costs, estimated taxes payable in respect thereof and indebtedness which is secured by or otherwise directly related to such assets and properties), if any, therefrom in prepayment on the Term Loan in inverse order of installment maturity as provided in subsection (a) hereof.

     2.8 Minimum Principal Amount of Tranches. All borrowings, payments and prepayments in respect of Revolving Loans and Term Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans and Loans comprising any Tranche shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

     2.9 Default Rate and Payment Dates.

          (a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.10 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

          (b) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of overdue interest, fees or other amounts, the Alternate Base Rate plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

     2.10 Conversion Options.

          (a) The Company, on behalf of the Borrower, may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Agent at least three Business Days' prior irrevocable written notice of such election. A form of Notice of Conversion or Extension is attached as Schedule 2.10. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding LIBOR Rate Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into, a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company, on behalf of the Borrower, with the notice provisions contained in subsection

     2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. Where the Company shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or where continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

     2.11 Computation of Interest and Fees.

          (a) Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365/6 days for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Borrower a statement showing the computations used by the Agent in determining any interest rate.

     2.12 Pro Rata Treatment and Payments. Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to subsection 2.5, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to subsection 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loan shall be made pro rata according to the respective amounts due and owing. Each prepayment on account of principal of the Loans shall be applied, to such of the Loans as the Company, on behalf of the Borrower, may designate (to be applied pro rata among the Lenders); provided, that prepayments made pursuant to subsection 2.15 shall be applied in accordance with such subsection. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in subsection 2.18(b)) and shall be made to the Agent for the account of the Lenders at the Agent's office specified in Schedule
9.2 in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     2.13 Non-Receipt of Funds by the Agent.

          (a) Unless the Agent shall have been notified by a Lender prior to the date a Revolving Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date, and the Agent may in reliance upon such assumption (but shall not be required to) make available to the respective Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Commitment

     Percentage of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. If such Lender's Revolving Commitment Percentage is not in fact made available to the Agent by such Lender within two (2) Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

          (b) Unless the Agent shall have been notified by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Agent may assume that such Borrower has made such payment when due, and the Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Agent, such Lender shall, on demand, repay to the Agent the amount made available to such Lender. If such amount is repaid to the Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Agent on demand an amount equal to the product of
     (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount made available to such Lender by the Agent pursuant to this paragraph (b), times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date on which such amount was made available to such Lender to the date on which such amount shall have been repaid to the Agent by such Lender and become immediately available to the Agent and the denominator of which is 360.

          (c) A certificate of the Agent submitted to the Company, on behalf of the Borrower, or any Lender with respect to any amount owing under this subsection shall be conclusive in the absence of manifest error.

     2.14 Inability to Determine Interest Rate. Notwithstanding any other provision of this Agreement, if (i) the Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Majority Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a Eurodollar Tranche during such Interest Period, the Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

     2.15 Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this subsection including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

     2.16 Requirements of Law.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining Loans or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts

     (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

          (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this subsection submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Agent, to the Borrower shall be conclusive absent manifest error.

          (c) Notwithstanding anything to the contrary contained herein, the Borrower shall not have any obligation to pay to any Lender amounts owing under this subsection 2.16 for any period which is more than 90 days prior to the date upon which the request for payment therefor is delivered to the Company.

          (d) The agreements in this subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     2.17 Indemnity. The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by any Lender, through the Agent, to the Borrower (which certificate must be delivered to the Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     2.18 Taxes.

          (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or

     (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form 1001 or 4224 as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.18 (any such certificate, a "2.18 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 2.18(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
     Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

          (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.


          (d) If the Borrower pays any additional amount pursuant to this subsection 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this subsection 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this subsection 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this subsection 2.18 to the Borrower or any other party.

          (e) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     2.19 Indemnification; Nature of Issuing Lender's Duties.

          (a) In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

          (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible:
     (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any
     reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

          (d) Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

          (e) Notwithstanding anything to the contrary contained in this Section 2.19, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by an Issuing Lender), as determined by a court of competent jurisdiction.

     2.20 Release of Collateral. At any such time as the Company shall have achieved either (i) an Investment Grade Rating or (ii) a ratio of Consolidated Funded Debt to Consolidated EBITDA of less than 2.25:1.0, and so long as no Default or Event of Default shall then exist, the Agent, for and on behalf of the Lenders, will promptly upon request release the security interests granted in favor of the Lenders by the Security Agreement, terminate the Liens given in connection therewith and return stock certificates, stock powers and other collateral held in connection therewith. The costs and expenses associated with such release shall be paid by the Borrower. As used herein, "Investment Grade Rating" means a rating for the Company's senior unsecured long-term debt (which is not supported through defeasance, guarantees, letters of credit or other forms of credit enhancement) of "BBB-" or better by S&P or "Baa3" or better by Moody's.

     SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, each of the Company and the Borrower hereby represents and warrants to the Agent and to each Lender that:

     3.1 Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1995 and as at March 30, 1996 and the related consolidated statements of income and of cash flows for the fiscal year or three month period ended on such date, reported on (only in the case of such annual statements) by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year or three month period then ended, subject in the case of the March 30, 1996 statements to normal year end adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheets referred to above, any material Guarantee Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

     3.2 No Change. Since September 30, 1995 (and after delivery of annual audited financial statements in accordance Section 5.1(a), from the date of the most recently delivered annual audited financial statements) there has been no development or event which has had a Material Adverse Effect.

     3.3 Corporate Existence; Compliance with Law. Each of the Company, its Subsidiaries and the Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Company, the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Company, the Borrower or the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Company or the Borrower (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Company, the Borrower or the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Company, the Borrower or the other Credit Parties, as the case may be, enforceable against the Company, the Borrower or such other Credit Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 No Legal Bar; No Default. The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Company, its Subsidiaries or the Borrower (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual

Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.6 No Material Litigation. Except as set forth in Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     3.7 Investment Company Act. Neither the Company nor the Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     3.8 Federal Regulations. No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Company and its Subsidiaries taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section
3.1 and the aggregate value of all "margin stock" owned by the Company and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

     3.9 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.

     3.10 Environmental Matters. Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse
Effect:

          (a) To the best knowledge of the Company, the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) To the best knowledge of the Company, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business").

          (c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best knowledge of the Company, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) To the best knowledge of the Company, there has been no release or threat of release of Materials of Environmental concern at or from the Properties, or arising from or related to the operations of the Company or any subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     3.11 Purpose of Loan. The proceeds of the Loans will be used to refinance existing indebtedness and for general corporate and working capital purposes, including use of up to $25,000,000 hereunder for the acquisition of the capital stock of Dimmit Industries and related assets of Farah U.S.A., Inc.

     3.12 Subsidiaries. Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Company and the Borrower. Information on the

attached Schedule includes state of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).

     SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions to Restatement Date. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

          (a) Execution of Agreement. The Agent shall have received (i) multiple counterparts of this Agreement for each Lender, executed by a duly authorized officer of each party hereto, (ii) for the account of each

     Lender an amended, restated and substituted Revolving Note and an amended, restated and substituted Term Note and for the account of the Swingline Lender an amended restated and substituted Swingline Note and (iii) multiple counterparts of the Security Agreement for each Lender and additional UCC financing statements, if any, relating thereto executed by a duly authorized officer of each party thereto, in each case conforming to the requirements of this Agreement and executed by a duly authorized officer of the Borrower or Company, as applicable.

          (b) Stock Certificates. Original stock certificates evidencing the Company's ownership interests in the Borrower and G&L Service Company, North America, Inc. pledged pursuant to the Security Agreement, together with original undated stock powers executed in blank.

          (c) Liability and Casualty Insurance. Copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein or in the Security Agreement.

          (d) Corporate Documents. Receipt by the Agent of the following:

               (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents of the Company, the Borrower and their respective Subsidiaries certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

               (ii) Resolutions. Copies of resolutions of the Board of Directors of the Company, the Borrower and their respective Subsidiaries approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Restatement Date to be true and correct and in force and effect as of such date.


               (iii) Bylaws. A copy of the bylaws of the Company, the Borrower and their respective Subsidiaries certified by a secretary or assistant secretary as of the Restatement Date to be true and correct and in force and effect as of such date.

               (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the Company, the Borrower and their respective Subsidiaries certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Company, the Borrower and their respective Subsidiaries in such state and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

          (e) Officer's Certificate. The Agent shall have received, with a counterpart for each Lender, confirmation of the accuracy of the representations and warranties set forth herein by execution hereof or by separate certificate of a duly authorized officer of each of the Company, the Borrower and their Subsidiaries dated the Restatement Date, substantially in the form of Schedule 4.1(d) with appropriate insertions and attachments.

          (f) Legal Opinion of Counsel. The Agent shall have received, with a copy for each Lender, an opinion of Rosenman & Colin LLP, counsel for the Company and the Borrower, dated the Restatement Date and addressed to the Agent and the Lenders, in the form and substance acceptable to the Agent and the Majority Lenders.

          (g) Fees. The Agent shall have received all fees, if any, owing pursuant to the commitment letter and Section 2.5.

          (h) Subsection 4.2 Conditions. The conditions specified in subsections 4.2(a) and (b) shall be satisfied on the Restatement Date as if Loans were to be made on such date.

          (i) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and its counsel.

     4.2 Conditions to All Extensions of Credit. The obligation of each Lender to make any Extension of Credit hereunder (including the initial Loans to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Agreement or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date.

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

          (c) Additional Conditions to Revolving Loans. If such Loan is made pursuant to subsection 2.1, all conditions set forth in such subsection shall have been satisfied.

          (d) Additional Conditions to Term Loan. If such Loan is made pursuant to subsection 2.2 all conditions set forth in such subsection shall have been satisfied.

          (e) Additional Conditions to Swingline Loan. If such Loan is made pursuant to subsection 2.3 all conditions set forth in such subsection shall have been satisfied.

          (f) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to subsection 2.4 all conditions set fort in such subsection shall have been satisfied.

     Each request for Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b), and in (c), (d), (e) or (f) of this subsection have been satisfied.

     4.3 Conditions Subsequent to Restatement Date. The Borrower agrees to provide the following after the Restatement Date:

          (a) Acquisition of Dimmit Industries. Promptly upon consummation thereof, evidence of consummation of the acquisition of Dimmit Industries substantially in accordance with the terms of the acquisition agreement provided to the Lenders.

          (b) Pledge of Dimmit Industries Stock. Promptly upon acquisition thereof, original stock certificates evidencing 65% of the equity interests in Dimmit Industries together with original undated stock powers executed in blank.

          (c) Liability and Casualty Insurance. Promptly upon consummation of the acquisition of Dimmit Industries, copies of insurance policies or certificates of insurance evidencing liability and casualty insurance for G&L Service Company, North America, Inc. and Dimmit Industries.

          (d) Corporate Documents of Dimmit Industries. Within 45 days after acquisition thereof, certified copies of articles of incorporation or other charter documents, bylaws or other governing documents and good standing certificates or the equivalent, for Dimmit Industries.

          (e) Mexican Legal Opinion. Within 45 days after acquisition of Dimmit Industries, a legal opinion of Mexican counsel for G&L Service Company, North America, Inc. regarding perfection of liens in property located in Mexico, in form and substance acceptable to the Agent and the Majority Lenders.

Failure by the Borrower to satisfy any of the conditions of this Section 4.3 shall constitute an "Event of Default" hereunder entitling the Agent and the Lenders to all rights and remedies provided in Section 7 hereof.

     SECTION 5. AFFIRMATIVE COVENANTS

     The Company hereby covenants and agrees that on the Restatement Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Company shall, and in the case of subsections 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 shall cause each of its Subsidiaries and the Borrower, to:

     5.1 Financial Statements. Furnish to the Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such year, audited by Ernst & Young LLP or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Majority Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and

          (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Company, a company-prepared consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Company and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

          (c) Annual Budget Plan. As soon as available, but in any event no more than 45 days after the end of each fiscal year, a copy of the detailed annual budget or plan for the next fiscal year, in form and detail reasonably acceptable to the Agent and the Majority Lenders, together with a summary of the material assumptions made in the preparation of the budget or plan.

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in
Section 1.3.

     5.2 Certificates; Other Information. Furnish to the Agent and each of the
Lenders:

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Company during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every material condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculation required to indicate compliance with Section 5.9;

          (c) within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 5.1 and those which are of a promotional nature) and other financial information which the Company sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and nonconfidential reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) promptly, such additional financial and other information as the Agent, on behalf of any Lender, may from time to time reasonably request.

     5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

     5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it on the date hereof (including for purposes hereof, the business and operations of G&L Services, North America, Inc. and Dimmit Industries after giving effect to the acquisition of Dimmit Industries and the assets used in its operations) and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.5 Maintenance of Property; Insurance. Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its material property (including without limitation its material tangible General Collateral referenced and defined in the Security Agreement) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried; provided, however, that the Company and its Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

     5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Company may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

     5.7 Notices. Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

          (a) within five Business Days after the Company knows or has reason to know thereof, the occurrence of any material Default or Event of Default;

          (b) promptly, any default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or the Borrower which would reasonably be expected to have a Material Adverse Effect;

          (c) promptly, any litigation, or any investigation or proceeding known to the Company, affecting the Company or any of its Subsidiaries or the Borrower which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

          (d) as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     5.8 Environmental Laws.

          (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;


          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding

     Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

     5.9 Financial Covenants.

          (a) Debt Service Coverage Ratio. As of the end of each fiscal quarter, there shall be maintained a Debt Service Coverage Ratio of at least 1.0:1.0. The applicable period for purposes of determining compliance herewith shall be for the period of eight (8) fiscal quarters then ended.

          (b) Consolidated Funded Debt to Consolidated Total Capitalization. There shall be maintained at all times a ratio of Consolidated Funded Debt to Consolidated Total Capitalization of not greater than:

                Period
                ------

          Closing Date through
            the next-to-last day
             of fiscal year 1997                .70:1.0

          Last day of fiscal year
            1997 and thereafter                 .65:1.0

          (c) Consolidated Tangible Net Worth. There shall be maintained at all times a Consolidated Tangible Net Worth of at least:


                Period
                ------

          Last day of fiscal year 1995
            through September 27, 1996

            (being the next to last day
            of fiscal year 1996)                $44,000,000

          Last day of fiscal year
            1996 through the next-
            to-last day of fiscal
            year 1997                           $48,000,000

          Last day of fiscal year
            1997 through the next-
            to-last day of fiscal
            year 1998                           $62,000,000

          Last day of fiscal year
            1998 through the next-
            to-last day of fiscal
            year 1999                           $76,000,000

          Last day of fiscal year
            1999 through the next-to-
            last day of fiscal year
            2000                                $87,000,000

          Last day of fiscal year
            2000 and thereafter                 $99,000,000

          (d) Capital Expenditures. The Company and its subsidiaries shall not, as a group, make or incur Capital Expenditures in any fiscal year in excess of the amount shown below, on a non-cumulative basis:

          Fiscal year 1995             $20,000,000
          Fiscal year 1996             $22,000,000
          Fiscal year 1997             $24,000,000
          Fiscal year 1998             $26,000,000
          Fiscal year 1999
            and each fiscal
            year thereafter            $28,000,000

          (e) Consolidated Working Capital. Consolidated Working Capital shall not at any time be less than $108,000,000.

          (f) Fixed Charge Coverage Ratio. As of the end of each fiscal quarter for the period identified below, there shall be maintained a Fixed Charge

     Coverage Ratio of at least 2.0:1.0. The applicable period for purposes of determining compliance herewith shall be as shown below:

                                                   Applicable Period
                                                   -----------------

          Fiscal Quarter ended June 29, 1996      6 months then ended

          Fiscal Quarter ended
            September 28, 1996                    9 months then ended

          The end of each Fiscal Quarter
            thereafter                            12 months then ended

     5.10 Additional Subsidiary Guarantors. The Credit Parties will cause each of their Domestic Subsidiaries (other than any Securitization Subsidiary), whether newly formed, after acquired or otherwise existing, to promptly become a "Subsidiary Guarantor" hereunder by way of execution of a Joinder Agreement. The guaranty obligations of any such Additional Credit Party shall be secured by, among other things, General Collateral (as such term is defined in the Security Agreement) of the Additional Credit Party and a pledge of 100% of the capital stock or other equity interest of its Domestic Subsidiaries and 65% of the capital stock or other equity interest of its Foreign Subsidiaries to the extent that such pledge is permissible under applicable law, and a pledge by the Company, the Borrower or other Credit Party which is the owner of the capital stock or other equity interest in such Subsidiary of 100% of the capital stock if it is a Domestic Subsidiary and 65% of its capital stock or other equity interest if it is a Foreign Subsidiary.

     SECTION 6. NEGATIVE COVENANTS

     The Company hereby covenants and agrees that on the Restatement Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Company shall, and shall cause each of its Subsidiaries and the Borrower, to:

     6.1 Indebtedness. The Company will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

          (b) Indebtedness existing as of the Restatement Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;


          (c) Indebtedness incurred after the Restatement Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding;

          (d) Unsecured intercompany Indebtedness between the Domestic Credit Parties;

          (e) Indebtedness and obligations owing under interest rate protection agreements relating to the Loans hereunder and currency protection agreements and commodity purchase or option agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

          (f) Indebtedness and obligations of Domestic Credit Parties owing under documentary letters of credit (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally;

          (g) Indebtedness of the Borrower relating to a Qualified Securitization Transaction in an aggregate net principal amount not to exceed $65,000,000 at any time outstanding; and

          (h) other Indebtedness of Domestic Credit Parties which does not exceed $2,000,000 in the aggregate at any time outstanding.

     6.2 Liens. The Company will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

     6.3 Guaranty Obligations. The Company will not, nor will it permit any Subsidiary to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (i) those in favor of the Lenders in connection herewith and (ii) Guaranty Obligations by the Company or its Subsidiaries of Indebtedness permitted under Section 6.1 (except, as regards Indebtedness under subsection
(b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date).

     6.4 Nature of Business. The Company will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Restatement Date (after giving effect to the acquisition of Dimmit Industries and related assets of Farah U.S.A., Inc.).

     6.5 Consolidation, Merger, Sale or Purchase of Assets, etc. The Company will not, nor will it permit any Subsidiary to,

          (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets outside of the ordinary course of business or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

               (i) Specified Sales;

               (ii) the sale, transfer, lease or other disposition of property or assets to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or otherwise and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property provided that such purchase or acquisition is committed to within 180 days of receipt of the net proceeds and such purchase or acquisition is consummated within 270 days of such receipt;

               (iii) the sale, lease or transfer of property or assets (at fair value) between the Company and the Borrower;

               (iv) the sale, lease or transfer of property or assets from a Domestic Credit Party other than the Company or the Borrower to another Domestic Credit Party; and

               (v) the liquidation, dissolution, sale, transfer and other disposition of the fixed assets and properties relating to the Borrower's apparel prints business as the Borrower may see fit in its discretion (and a release of liens securing the obligations hereunder in connection therewith).

     As used herein, "substantial part" shall mean property and assets, the book value of which, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business), during the 12-month period ending with the date of such sale, lease or other disposition exceeds 10% of Consolidated Tangible Net Worth, determined as of the end of the immediately preceding fiscal year; or

          (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, except for (i) investments or acquisitions permitted pursuant to Section 6.6, (ii) other investments and acquisitions where no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis, such other acquisitions and investments, (iii) the merger or consolidation of the Company into the Borrower or the Borrower into the Company, or a sale, transfer or lease of all or a substantial part of its properties (at fair value) to, the Company or the Borrower and (iv) the merger or consolidation of the Company with and into the Borrower or of the Borrower with and into the Company, (v) the merger or consolidation of a Domestic Credit Party with and into another Domestic Credit Party, provided that if the Company or the Borrower is a party thereto, either the Company or the Borrower will be the surviving corporation, and (vi) the merger or consolidation of any other Person with and into a Credit Party, provided that in any such case a Credit Party shall be the surviving corporation and no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis.

     6.6 Advances, Investments and Loans. The Company will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

     6.7 Transactions with Affiliates. Except as permitted in subsection (iv) of the definition of Permitted Investments and otherwise to an extent not judged material by the Majority Lenders in their discretion, the Company will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

     6.8 Ownership of Subsidiaries. The Company will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for

          (i) Domestic Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof; and

          (ii) Dimmit Industries.

The Company will not sell, transfer, pledge or otherwise dispose of any capital stock or other equity interests in any of its Subsidiaries (including the Borrower), nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their capital stock or other equity interests, except in a transaction permitted by Section 6.5.

     6.9 Fiscal Year. The Company will not, nor will it permit any Subsidiary to, change its fiscal year.

     SECTION 7. EVENTS OF DEFAULT

     Upon the occurrence of any of the following events:

          (a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof and such failure shall continue unremedied for three (3) Business Days; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five (5) Business Days (or the Guarantors shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or

          (b) Any representation or warranty made or deemed made herein, in the Security Agreement or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

          (c) The Company shall (i) default in the due performance or observance of Section 5.9, or (ii) default in any material respect in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as described in subsections 7(a) or 7(c)(i) above), and such default shall continue unremedied for a period of 30 days or more; or

          (d) The Company, any of its Subsidiaries or the Borrower shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $3,000,000 in the aggregate for the Company, its Subsidiaries and the Borrower or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least $3,000,000 in the aggregate for the Company, its Subsidiaries and the Borrower beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $3,000,000 in the aggregate for the Company, its Subsidiaries and the Borrower or Guarantee Obligation in a principal amount outstanding of at least $3,000,000 in the aggregate for the Company, its Subsidiaries and the Borrower or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (e) (i) The Company, any of its Subsidiaries or the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company, any Subsidiary or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, any Subsidiary or the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
     (iii) there shall be commenced against the Company, any Subsidiary or the Borrower any case, proceeding other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company, any Subsidiary or the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company, any Subsidiary or the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f) One or more judgments or decrees shall be entered against the Company, any of its Subsidiaries or the Borrower involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $3,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

          (h) Either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 other than Citicorp Venture Capital Inc. or any of its Affiliates or members of management of the Company or the Borrower as of the Closing Date) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the then outstanding voting stock of the Company or (ii) a majority of the Board of Directors of the Company shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Company's Board of Directors and (ii) any new Director whose nomination for election by the Company's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date two years prior to such determination date or whose nomination for election was previously so approved; or

          (i) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

          (j) Any other Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive); or

          (k) Failure by the Borrower to satisfy any of the requirements of
     Section 4.3 hereof; or


then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Majority Lenders, the Agent may, or upon the written request of the Majority Lenders, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and
(ii) with the written consent of the Majority Lenders, the Agent may, or upon the written request of the Majority Lenders, the Agent shall, by notice of default to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     SECTION 8. THE AGENT

     8.1 Appointment. Each Lender hereby irrevocably designates and appoints First Union National Bank of North Carolina as the Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes First Union National Bank of North Carolina, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

     8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Agent may appoint an Affiliate as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrowers and distribution of funds to the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.


     8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Company or the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Company or the Borrower of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or the Borrower.

     8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the

Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Company or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and/or the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company and the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and the Borrower as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     8.9 Successor Agent. The Agent may resign as Agent upon 30 days' prior notice to the Company, the Borrower and the Lenders. If the Agent shall resign as Agent under this Agreement and the Notes, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 9. MISCELLANEOUS

     9.1 Amendments, Waivers and Release of Collateral. Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents (including the Wachovia JEDA Letter of Credit and the Wachovia JEDA Reimbursement Agreement), nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection nor may collateral be released except (i) as specifically provided herein or in the Security Agreement or in accordance with the provisions of this subsection, and (ii) release of assets and property of the apparel prints business which is being closed from liens securing obligations hereunder as provided in the First Amendment to the Existing Agreement dated as of October 19, 1995. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Company and the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Company and the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences or (c) release collateral in accordance with the terms hereof or of the Security Agreement or on such other terms and conditions as the Majority Lenders may agree; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall
(i) reduce the amount or extend the scheduled date of maturity of any Loan or

Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Company or, except as expressly provided in Section 9.6(a), the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Agent, or (iv) release any of the Guarantors from their obligations under the Guaranty, without the written consent of all of the Lenders, or (v) release all or substantially all of the collateral (except collateral subject to a Qualified Securitization Transaction permitted pursuant to Section 6.1(g)) other than as provided in
Section 2.20 without the written consent of all of the Lenders. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Company, the Borrower, the other Credit Parties, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Borrower, the other Credit Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     9.2 Notices. Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) to the number set out herein, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Company, the Borrower, the other Credit Parties and the Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower:       Galey & Lord Industries, Inc.
                         7736 McCloud Road
                         One Triad Center
                         Suite 300
                         Greensboro, North Carolina  27409
                         Attn:  Michael R. Harmon
                         Telecopier: (910) 665-3113
                         Telephone:  (910) 665-3037


                         with a copy to:

                         Rosenman & Colin LLP
                         575 Madison Avenue
                         New York, New York 10022
                         Attn:  Howard S. Jacobs, Esq.
                         Telecopier: (212) 940-8776
                         Telephone:  (212) 940-8505

      The Company        Galey & Lord, Inc.
      and the other      7736 McCloud Road
      Credit             One Triad Center
      Parties:           Suite 300
                         Greensboro, North Carolina 27409
                         Attn:  Michael R. Harmon
                         Telecopier: (910) 665-3113
                         Telephone:  (910) 665-3037

                         with a copy to:

                         Rosenman & Colin LLP
                         575 Madison Avenue
                         New York, New York 10022
                         Attn:  Howard S. Jacobs, Esq.
                         Telecopier: (212) 940-8776
                         Telephone:  (212) 940-8505

     The Agent:          First Union National Bank
                           of North Carolina
                         One First Union Center, TW10
                         Charlotte, North Carolina  28288-0608
                         Attention: Syndication Agency Services
                         Telecopier: (704) 383-0281
                         Telephone:  (704) 383-0288

                         with a copy to:

                         First Union National Bank
                           of North Carolina
                         Charlotte Plaza, CP-13
                         201 South College Street
                         NC0656
                         Charlotte, North Carolina  28288
                         Attention:  Portfolio Management
                         Telecopier: (704) 374-4820
                         Telephone:  (704) 374-6017

     9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

     9.5 Payment of Expenses and Taxes. The Company and the Borrower agree (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, printing and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other Documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that neither the Company nor the Borrower shall have any obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender, (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Agent or any Lender by any other Lender or the Agent or its participants. The agreements in this subsection shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

     9.6 Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that neither the Company nor the Borrower, may assign or transfer any of its rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such

     Lender hereunder in a minimum amount of $5,000,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof), (ii) release the Company from its obligations under the Guaranty, or release any of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the collateral (except collateral subject to a Qualified Securitization Transaction permitted pursuant to Section 6.1(g)) other than as provided in
     Section 2.20, or (iv) consent to the assignment or transfer by the Company or the Borrower, of any of its rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the

     Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of subsections 2.16, 2.17, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign to any Lender or any affiliate thereof and, so long as no Event of Default has occurred and is continuing with the consent of the Company, the Borrower and the Agent (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $10,000,000 (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof so long as no Event of Default has occurred and is continuing, by the Company, the Borrower and the Agent), and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Note delivered to the Agent pursuant to such Commitment Transfer Supplement a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled".

          (d) The Agent shall maintain at its address referred to in subsection
     9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing

     Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $2,500 for each Purchasing Lender listed in such Commitment Transfer Supplement, and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Company and the Borrower each authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company or the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company or the Borrower in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement; in each case subject to subsection 9.14.

          (g) At the time of each assignment pursuant to this subsection 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.18 Certificate) described in subsection 2.18.


          (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

     9.7 Adjustments; Set-off. (a) Each Lender agrees that if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 7, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company and the Borrower agree that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Company or the Borrower, any such notice being expressly waived by the Company and the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company and/or the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Company and/or the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Company and/or the Borrower, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Company and/or the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company and/or the Borrower, or against anyone else claiming through or against the Company and/or the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Company, the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     9.8 Table of Contents and Section Headings. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

     9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

     9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.11 Integration. This Agreement and the Notes represent the agreement of the Company, the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Company, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

     9.12 Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     9.13 Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Company and/or the Borrower with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Agreement, each of the

Company and the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Company and the Borrower irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Company and the Borrower to be effective and binding service in every respect. Each of the Company, the Borrower, the Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Company, or the Borrower in the court of any other jurisdiction.

     9.14 Confidentiality. The Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its employees, Affiliates, auditors or counsel or to another Lender) any information with respect to the Company and its Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Company to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this subsection 9.14, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, or (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this
Section 9.14 and shall have agreed to be bound by its provisions as if it were a party to this Agreement.

     9.15 Acknowledgements. The Company and the Borrower each hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;


          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Company or the Borrower arising out of or in connection with this Agreement and the relationship between Agent and Lenders, on one hand, and the Company and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among the Company and/or the Borrower and the Lenders.

     9.16 Waivers of Jury Trial. The Company, the Borrower, the Agent and the Lenders hereby irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Agreement or any other Credit Document and for any counterclaim therein.

     9.17 Surrender of Existing Notes. By execution of this Amended and Restated Credit Agreement, each of the Lenders agrees to promptly surrender to the Borrower the Notes under the Existing Credit Agreement in exchange for the amended, restated and substituted Notes hereunder.

     SECTION 10. GUARANTY.

     10.1 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Agent and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Agent and the Lenders. If any or all of the indebtedness of the Borrower to the Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Agent and the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Section 10 in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor other than the Company shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     10.2 Bankruptcy. Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in subsection 7(e), and unconditionally promises to pay such indebtedness to the Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     10.3 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Lenders on the indebtedness which the Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     10.4 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower is joined in any such action or actions.

     10.5 Authorization. Each of the Guarantors authorizes the Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

     10.6 Reliance. It is not necessary for the Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     10.7 Waiver. (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. Without limiting the generality of the provisions of this Section 10, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. The Agent or any of the Lenders may, at their election, foreclose on any security held by the Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

     (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

     (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.

     10.8 Limitation on Enforcement. The Lenders agree that this Guaranty may be enforced only by the action of the Agent acting upon the instructions of the Majority Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders upon the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

     10.9 Confirmation of Payment. The Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that the such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 10.2.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Charlotte, North Carolina by its proper and duly authorized officers as of the day and year first above written.


BORROWER:                               GALEY & LORD INDUSTRIES, INC.


                                        By:/s/ Michael R. Harmon
                                           ---------------------
                                           Title: Executive Vice-President


COMPANY:                                GALEY & LORD, INC.


                                        By:/s/ Michael R. Harmon
                                           ---------------------
                                           Title: Executive Vice-President


GUARANTORS:

                                        G&L SERVICE COMPANY, NORTH
                                          AMERICA, INC.,
                                          a Delaware corporation


                                        By:/s/ Michael R. Harmon
                                           ---------------------
                                           Title: Vice-President

                                        FIRST UNION NATIONAL BANK
                                          OF NORTH CAROLINA,
                                          as Agent and as a Lender


                                        By:/s/ Shannon S. Townsend
                                           ---------------------
                                           Title: Vice-President



                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:/s/ Courtenay Wood
                                           ---------------------
                                           Title: Vice-President




                                        NATIONSBANK, N.A.,


                                        By:/s/ Joseph R. Netzel
                                           ---------------------
                                           Title: Vice-President



                                        WACHOVIA BANK OF NORTH CAROLINA, N.A.


                                        By:/s/ W. Stanton Laight
                                           ---------------------
                                           Title: Senior Vice-President



                                        BANK OF AMERICA ILLINOIS


                                        By:/s/ Mike McKenney
                                           ---------------------
                                           Title: Vice-President




                                        CORESTATES BANK, N.A.


                                        By:/s/ James Richards
                                           ---------------------
                                           Title: Vice-President

                                        CIBC INC.


                                        By:/s/ Jack Mackmull
                                           ---------------------
                                           Title: Managing Director



                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:________________________________
                                           Title:





                                        FLEET BANK, N.A. (formerly known as
                                          NatWest Bank N.A.)


                                        By:/s/ George Commander
                                           ---------------------
                                           Title: Vice-President



                                        THE BANK OF TOKYO - MITSUBISHI, LTD.,
                                          ATLANTA AGENCY


                                        By:/s/ Joel Peterson
                                           ---------------------
                                           Title: Vice-President



                                        BANK OF SCOTLAND



                                        By:/s/ Catherine Oniffrey
                                           ---------------------
                                           Title:



                                        SUNTRUST BANK, ATLANTA


                                        By:/s/ Raymond King
                                           ---------------------
                                           Title: Vice-President